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                                                                    Exhibit 10.9

                           United Road Services, Inc.
                                8 Automation Lane
                             Albany, New York 12205

                                                                   July 20, 2000

Charter URS LLC
575 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

             Reference is hereby made to that certain purchase agreement, dated as of November 19, 1998, between United Road Services, Inc., a Delaware corporation (the "Company"), and Charter URS LLC, a Delaware limited liability company ("Charterhouse"), relating to, among other things, the purchase of 8% Convertible Subordinated Debentures due 2008 (the "1998 Purchase Agreement"), which the Company and Charterhouse agreed to amend and restate pursuant to that certain Amended and Restated Purchase Agreement, dated April 14, 2000, as amended on May 26, 2000 (as so amended, the "2000 Purchase Agreement"). Reference is hereby made to that certain registration rights agreement, dated November 19, 1998, between the Company and Charterhouse (the "1998 Registration Rights Agreement") which the Company and Charterhouse agreed to amend and restate pursuant to that certain Amended and Restated Registration Rights Agreement, dated April 14, 2000 (the "2000 Registration Rights Agreement"). The Company and Charterhouse have agreed to amend the 2000 Purchase Agreement and the 2000 Registration Rights Agreement in the manner set forth below (the "Amendment"), Accordingly, the Company and Charterhouse hereby agree as follows:

1.          AMENDMENT TO SECITION 5.1.2(e) TO THE 2000 PURCHASE AGREEMENT.
            --------------------------------------------------------------

             Section 5.1.2 (e) of the 2000 Purchase Agreement is hereby amended by deleting the words "(the "New Credit Facility")."

2.          AMENDMENT TO SECTION 6.4.1 TO THE 2000 PURCHASE AGREEMENT.
            ----------------------------------------------------------

             The second sentence of Section 6.4.1 of the 2000 Purchase Agreement is hereby amended by deleting the period after the reference to Schedule. 6.4.1
(b) and inserting in its place the following:

                     and Liens in favor of the Agent on behalf of itself and the lenders under the New Credit Facility.
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3.          AMENDMENT TO SECTION 11.7 OF THE 2000 PURCHASE AGREEMENT.
            ---------------------------------------------------------

            Section 11.7 of the 2000 Purchase Agreement is hereby amended by adding the following sentence after the last sentence of the first full paragraph of Section 11.7:

            Each holder of any Senior Obligation is an intended third party beneficiary of this Section 11.7.

 4.          AMENDMENT TO SECTION 11.7.1(ii) OF THE 2000 PURCHASE AGREEMENT.
             ---------------------------------------------------------------

             a. The first clause of Section 11.7.1(ii) of the 2000 Purchase Agreement is hereby amended by replacing the words "any cash payment of or security for" by the words "any payment (whether in cash or in kind (but excluding the payment of interest by issuing additional Debentures pursuant to this Agreement)) or security for".

             b. Sub-clause (ii) of clause (z) of Section 11.7.1 (ii) of the 2000 Purchase Agreement is hereby amended by replacing the words "any cash payment of or security for" by the words "any payment (whether in cash or in kind (but excluding the payment of interest by issuing additional Debentures pursuant to this Agreement)) or security for".

5.          AMENDMENT TO SECTION 11.7.3 OF THE 2000 PURCHASE AGREEMENT.
            -----------------------------------------------------------

            The first sentence of Section 11.7.3 of the 2000 Purchase Agreement is hereby amended by (a) replacing the words "any cash payment of or security for" by the words "any payment (whether in cash or in kind (but excluding the payment of interest by issuing additional Debentures pursuant to this Agreement)) or security for" and (b) replacing the words "shall not be deemed to include a payment or distribution of stock or securities" by the words "shall not be deemed to include a payment of, or a distribution of, stock or securities".

6.          AMENDMENT TO SECTION 11.7.9(a) OF THE 2000 PURCHASE AGREEMENT.
            --------------------------------------------------------------

            Section 11.7.9(a) of the 2000 Purchase Agreement is hereby amended by inserting the words "and the Debentures and any guaranty delivered to Charterhouse pursuant to Section 12.4.2(b) of this Agreement" after the words "no other provision of this Agreement".

7.          AMENDMENT TO SECTION 12.6 OF THE 2000 PURCHASE AGREEMENT.
            ---------------------------------------------------------

            a. Section 12.6.1 of the 2000 Purchase Agreement is hereby amended so that clauses (a) and (b) thereof are replaced by the following:

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                        (a) first to prepay, repay, pay or purchase Senior
            Obligations (including, in the case of the new Credit Facility, a payment which does not reduce the revolving commitment) to the extent that the Company elects or is required to do so;

                        (b) second, in the event that after the application of
            such proceeds pursuant to sub-clause (a) above there are then no outstanding Senior Obligations or commitment under the New Credit Facility to provide Senior Obligations, to either, at the election of the Company,

                                     (i) replace the assets and properties sold
                         or disposed of or to be reinvested in a line of business in which the Company is engaged on the date of this Agreement or

                                     (ii) to make an offer to purchase
                         Debentures from the Holders at a purchase price of principal plus accrued but unpaid interest to the date of purchase in cash; provided, however, that in the event that the Debentures tendered in any such offer exceeds the amount of the net proceeds available for payment, the net proceeds shall be paid pro rata to each Holder based on the principal amount of Debentures tendered by each such Holder accepting such offer;

                         (c) pending application of the net cash proceeds
             pursuant to Section 12.6.1 (b) the net proceeds from the Asset Sale shall be applied in a manner mutually agreeable to the Company and the Holders.

            b. Section 12.6.3 of the 2000 Purchase Agreement is hereby amended and and restated to read in its entirety as follows:

            12.6.3 Any net cash proceeds from an Asset Sale realized by the Company after the first anniversary of that Asset Sale ("Deferred Cash Proceeds") shall: (i) first, be applied in the manner set forth in 12.6.1 (a) and 12.6.1 (b)(i) and (ii) thereafter be used to make an offer of the type contemplated by Section 12.6.1 (b)(ii), except that the Company shall not be obligated to make such an offer unless all Deferred Cash Proceeds from the applicable Asset Sale (when added to all Deferred. Proceeds remaining from any preceding Asset Sales after application pursuant to clause (i) of this Section 12.6.3.) exceed $1 million (such offer being a "Deferred Proceeds Offer"). The Company shall notify the Holders of any Deferred Proceeds Offer no later than the first anniversary of the receipt of Deferred Proceeds giving rise to the obligation to make a Deferred Proceeds Offer and shall commence such offer not later than ten Business Days thereafter. Any Deferred Proceeds Offer shall otherwise be made in the manner contemplated by Section 12.6.2.

            c. A new Section 12.6.5 is hereby added to the 2000 Purchase Agreement and it reads in its entirety as follows:

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            12.6.5 Neither the Company nor any of its subsidiaries shall engage in any lines of business other than the lines of business currently engaged in by the Company and its subsidiaries.

8.          AMENDMENT TO SECTION 17.1 OF THE 2000 PURCHASE AGREEMENT.
            ---------------------------------------------------------

            Section 17.1 of the 2000 Purchase Agreement is hereby amended by deleting the words "Group International, Inc. a fee in the amount of'".

9.          AMENDMENT TO SECTION 20.2.1 OF THE 2000 PURCHASE AGREEMENT.
            -----------------------------------------------------------

            The last sentence of Section 20.2.1 of the 2000 Purchase Agreement is hereby amended to replace the reference to "Section 19" by a reference to "Section 20".

10.         AMENDMENT TO SCHEDULE 1 OF THE 2000 REGISTRATION RIGHTS AGREEMENT.
            ------------------------------------------------------------------

            Schedule 1 of the 2000 Registration Rights Agreement is hereby amended by adding the following name to such schedule:

            CFE, Inc.

 11         AMENDMENT TO SCHEDULE A TO ADD NEW DEFINITIONS TO THE 2000
            ----------------------------------------------------------
            PURCHASE AGREEMENT.
            ------------------

            (a) Schedule A to the 2000 Purchase Agreement is hereby amended by adding the following definitions:

            "AGENT" means any agent appointed to act as such for the lenders under any Senior Credit Agreement, including, without limitation, the agent under the New Credit Facility.

            "NEW CREDIT FACILITY" means the credit facility made pursuant to that certain credit agreement to be entered into on the date of Closing among the Company, the other borrowers, General Electric Credit Corporation, as agent and a lender and the other parties thereto, as amended, restated or otherwise modified from time to time, together with any replacement or refinancing thereof or increase in the credit available thereunder.

            (b) The defined term of "OTHER AGREEMENTS" in Schedule A to the 2000 Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "OTHER AGREEMENTS" means the Investors Agreement, the Registration Rights Agreement, the Releases, the Charterhouse Side Letter, the Amendment and Restatement Agreement, the Termination Agreement, the Charterhouse Consent, the Interest Letter, the Side Letter from Charterhouse to the Company dated of even date herewith and any guaranty delivered to Charterhouse pursuant to Section 12.4.2(b) of this Agreement.

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12.         GOVERNING LAW.
            --------------

            This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely with such State.

13.         COUNTERPARTS.
            -------------

            This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an, original, but all such counterparts shall together constitute one and the same instrument.

14.         HEADINGS.
            ---------

            The headings of this Amendment are for reference only and shall not affect the interpretation of this Amendment.

15.         SEVERABILITY.
            -------------

            Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or other provisions of this Amendment.

16.         CONTINUING EFFECT.
            ------------------

            Except as expressly amended by this Amendment, the 2000 Purchase Agreement and the 2000 Registration Rights Agreement shall continue unamended and in full force and effect in accordance with the terms thereof.

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            If Charterhouse is in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between Charterhouse and the Company.

                                        Very truly yours,

                                        UNITED ROAD SERVICES, INC.

                                        By: /s/ Gerald R. Riordan
                                            ----------------------------------
                                        Name:  Gerald R. Riordan
                                        Title: Chief Executive Officer


The foregoing is hereby agreed to as of the date thereof':

CHARTER URS LLC

By: /s/ Robert Berner
    -------------------------
Name: Robert Berner
Title: V.P.

Consented to as of the date thereof:

BLUE TRUCK ACQUISITION, LLC

By: /s/ Michael Psaros
    -------------------------
Name: Michael Psaros
Title: President

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